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                                   EXHIBIT 21

                                ALEXANDER'S, INC.

                           SUBSIDIARIES OF REGISTRANT




                  Alexander's of Brooklyn, Inc.
                  Alexander's of Fordham Road, Inc.
                  Alexander's Rego Park Center, Inc.
                  Alexander's of Rego Park, Inc.
                  Alexander's of Rego Park II, Inc.
                  Alexander's of Rego Park III, Inc.
                  Alexander's of Third Avenue, Inc.
                  Alexander's of Flushing, Inc.
                  Alexander's Department Stores of New Jersey, Inc. Alexander's Department Stores of Lexington Avenue, Inc. Alexander's Department Stores of Brooklyn, Inc.
                  U & F Realty Corp.
                  ADMO Realty Corp.
                  Ownreal Inc.
                  Sakraf Wine & Liquor Store, Inc.
                  Alexander's Personnel Providers, Inc.
                  Alexander's Kings Plaza Center, Inc.
                  Kings Plaza Corp. N.Y.
                  Alexander's Rego Shopping Center Inc.
                  Seven Thirty One Limited Partnership
                  59th Street Corporation
                  59th Street Operating LLC
                  59th Street LLC
                  Alexander's Tower Operating LLC
                  Alexander's Tower LLC
                  Alexander's 175 Lexington Inc.
                  175 Lexington LLC